As of March 20, 2006

POW! ENTERTAINMENT, INC.
(f/s/o STAN LEE)
GANFER & SHORE
360 Lexington Avenue
New York, New York 10017
Attn:  Arthur Lieberman, Esq.

Re:	STAN LEE / PRODUCER / OVERALL DEAL

Gentlemen:

Reference is made to the Memorandum of Agreement (the “Agreement”), as of March 20, 2006, between Silver Creek Pictures, Inc. (“Silver Creek”) and POW! Entertainment, Inc. (“Lender”) for (a) submission by Stan Lee (“Artist”), on an exclusive “first look” basis, of any and all ideas, materials and/or properties (“Property[ies]”, as defined in Paragraph I.E.1. below) owned or controlled by Lender or Artist that Artist is interested in developing in any medium or media, as more particularly described below; and (b) the producing services of Artist in connection with the development, production and distribution of such Properties in any medium or media, including but not limited to by means of live action and/or animated theatrical motion pictures, direct-to-video (“DTV”) motion pictures (each individually and/or collectively, as the context may require, a “Picture”), television motion pictures, stage play project(s), internet project(s), theme park project(s), video and/or computer game project(s), wireless and/or mobile projects and/or any and all other projects to be designated hereunder (“Non-Picture Projects”).

In consideration of the mutual covenants and agreements contained herein, Silver Creek, Lender and Artist hereby amend the Agreement by this letter amendment (“Letter Amendment”) as follows:

1.           Silver Creek shall have no obligation to perform under this Letter Amendment unless and until all Conditions Precedent set forth in Paragraph 1. of the Agreement have been satisfied, and Silver Creek has received a fully executed original of this Letter Amendment (in form and substance acceptable to Silver Creek).

2.           Reference is made to Paragraphs II.A.2. and II.A.3. of the Agreement.  Notwithstanding anything to the contrary set forth therein, with respect to any Artist-Submitted Property that is solely owned by Lender and/or Artist and is accepted for development by Silver Creek as a live-action theatrical Picture or a live-action direct-to-video (“DTV”) Picture, if by the date that is six (6) months after Silver Creek’s acceptance of the applicable Artist-Submitted Property for development as a live-action theatrical Picture or live-action DTV Picture, Silver Creek has not engaged a writer to render writing services on the script for such applicable Picture (provided that, if Silver Creek has in place a deal for the writing services of a writer for the applicable Picture, then Silver Creek shall be deemed to have engaged the writer for purposes of this Paragraph 2., even if a written agreement for such writing services has not yet been executed or the writer has not yet begun rendering writing services pursuant to such agreement), then Lender or Artist may notify Silver Creek in writing of such failure to engage a writer within the foregoing six (6)-month period, and if Silver Creek does not thereafter engage a writer within thirty (30) days after receipt of such notice, all of Silver Creek’s right, title and interest in and to the applicable Picture shall revert to Lender, subject to the following:

a.           The periods set forth above shall be extended for any period during which a claim with respect to the applicable Artist-Submitted Property has been asserted and remains unresolved and for any period during which Silver Creek’s development and/or production activities in connection with the applicable Picture based upon the Artist-Submitted Property are interrupted or postponed due to any occurrence of an event of force majeure, including without limitation, any labor strike, threatened labor strike, or other labor dispute.

b.           At such time, if ever, that the rights to the applicable Picture revert to Lender as set forth above, to the extent Silver Creek has expended any monies in connection with the development of such applicable Picture (including without limitation any Rights Payment made pursuant to Paragraph I.E.2. of the Agreement), Silver Creek shall be provided with a first-priority security interest/lien (including, but not limited to, a copyright mortgage and UCC-1s for the State of California, State of New York, and New York County) (“Lien”) for the applicable costs in connection with the applicable Picture based on the Artist-Submitted Property accepted for development as a live-action theatrical Picture or live-action DTV Picture, plus accrued interest thereon from the time an item of cost was paid, incurred or charged, at an annual rate (the “Interest Rate”) equal to 125% of the U.S. prime rate as published by the Bank of America, as such rate may vary from time to time.  Such costs plus interest shall be paid to Silver Creek no later than the time the applicable Picture is set up for development in any medium by a third party.  In addition, in the event of a reversion, the rights in the applicable Picture shall revert to Lender subject to the assumption by such third party of any and all of Silver Creek’s obligations in connection with the applicable Picture.

3.           Reference is made to Paragraph III.D. of the Agreement.  Notwithstanding anything to the contrary set forth therein, the parties acknowledge and agree that Artist shall not be responsible for ensuring that the applicable Picture meets the applicable “Delivery” requirements as set forth in Paragraph III.D. of the Agreement.

Except as expressly set forth herein, the Agreement shall remain unchanged and in full force and effect.  Capitalized terms not defined herein shall have the same meaning as set forth in the Agreement.

Please confirm the foregoing as accurately reflecting the agreement and understanding of the parties by having your client sign in the space provided below.

SILVER CREEK PICTURES, INC.

By:

Its:

ACCEPTED AND AGREED:

POW! ENTERTAINMENT, INC.

By:

Its:

Federal ID No.:_________________